UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

___________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2021
___________________________________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
___________________________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_________________________________________________________

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers: Compensatory Arrangements of Certain Officers.

On March 2, 2021, Michael S. Simpson (“Mr. Simpson”), the Company’s Senior Vice President, Regulatory Affairs and Quality Assurance, informed CryoLife, Inc. (“CryoLife” or the “Company”) of his decision to retire on March 31, 2021. Further, on March 25, 2021, the Company and Mr. Simpson entered into a Retirement and Release Agreement (the “Agreement”) that is expected to become effective eight days after its execution (the “Effective Date”).

The Agreement acknowledges Mr. Simpson’s retirement, effective March 31, 2021 (the “Retirement Date”). In accordance with the terms of the Agreement, Mr. Simpson will receive the following:

•Payment of $345,050.00, representing one year of Mr. Simpson’s base salary, paid in a lump sum less appropriate payroll and other withholdings in accordance with the Company’s normal payroll procedures and payroll dates on the first regular pay day that occurs after the Effective Date of the Agreement;

•Payment of $25,000.00 in lieu of any Company-paid outplacement services or Company-paid continued coverage under the Company’s group medical plan, paid in a lump sum less appropriate payroll and other withholdings in accordance with the Company’s normal payroll procedures and payroll dates on the first regular pay day that occurs after the Effective Date of the Agreement;

•Payment of $107,829.00, representing Mr. Simpson’s cash bonus for 2020 performance, paid in a lump sum less appropriate payroll and other withholdings in accordance with the Company’s normal payroll procedures on the regular date of such bonus payments for Company officers, which was March 12, 2021; and

•The benefits that accrue to an employee upon retirement pursuant to the Company’s stock plans, including, without limitation, that his options granted pursuant to applicable option agreements shall remain exercisable to the extent vested as of the Retirement Date, until the earlier of the end of the applicable option term or thirty-six months from the Retirement Date, and otherwise in accordance with the applicable option agreement.

In return for the benefits described above, Mr. Simpson agreed to release and forever discharge CryoLife and certain related parties, including present and former officers and directors of the Company, from any and all claims and causes of action that Mr. Simpson had or may have in the future that are based on acts or facts arising or occurring prior to the Effective Date. Mr. Simpson also agreed that he would: (i) adhere to the Employee Proprietary Information Agreement, as modified, if at all, by the Agreement; (ii) for a twelve month period after the Effective Date, upon reasonable request by the Company, provide the Company with information and assistance for no additional charge for up to six hours per week; and (iii) not disparage the Company, its corporate strategy, or its management other than as may reasonably be necessary for fair competition.

Mr. Simpson has the right to revoke the Agreement at any time on or before April 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2021

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer